SHARE PURCHASE AGREEMENT
                            ------------------------



     THIS SHARE PURCHASE AGREEMENT ("Agreement") is made this 7th day of May, 1998, between Telos Corporation, a Maryland corporation, formerly named and known as C3, Inc. ("Telos"), and Union Bank of Switzerland ("UBS"), and consented and agreed to by Union de Banques Suisses (Luxembourg) S.A.



                                 R E C I T A L S
                                 ---------------



     1. UBS is the owner and holder of all of the authorized, issued and outstanding Class B Redeemable Preferred Stock of Telos, with a face value of seven million, five hundred thousand dollars and 00/100 ($7,500,000.00), which stock from July 1, 1995 through June 30, 1997 had a cumulative dividend rate per annum equal to 11.125% which increased to 14.125% per annum thereafter, and which stock as of the date hereof has undeclared and unpaid dividends relating to the Class B Redeemable Preferred Stock totaling approximately four million, nine hundred thousand dollars ($4,900,000.00) (the "Preferred Shares").

     2. UBS is also the owner and holder of one million, eight hundred thirty-seven thousand, seven hundred and seventy-three(1,837,773) shares of Telos' Class A Common Stock, no par value, and has the ability to purchase an additional one million, three hundred twelve thousand, six hundred and ninety-five (1,312,695) shares of Class A Common Stock purchasable upon exercise of a Warrant pursuant to the terms of a certain Warrant Agreement between Telos and UBS dated January 14, 1992 (the "Common/Warrant Stock").

     3.  The  Preferred  Stock  and  the  Common/Warrant   Stock  are  sometimes
collectively referred to herein as the "Shares".

     4. Telos and UBS have agreed that Telos will purchase the Shares from UBS as provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

                                    ARTICLE I
                                    ---------
                                    RECITALS
                                    --------

     SECTION 1.1 The foregoing Recitals are hereby made a part of this Agreement.

                                   ARTICLE II
                                   ----------
                            ACQUISITION OF THE SHARES

     The sale by UBS and the purchase by Telos of the Shares shall be consummated as set forth in this Article II.

                  SECTION 2.1       PURCHASE OF THE SHARES

                  2.1.1 Purchase of the Shares by Telos. Subject to the terms and conditions herein, UBS agrees to sell to Telos and Telos agrees to purchase from UBS, the Shares, which are all the equity interests UBS has in Telos for a purchase price of five million, five hundred thousand dollars and 00/100 ($5,500,000.00) payable as follows:

                     (a) The sum of five million dollars ($5,000,000.00) by federal wired funds at the Closing, and

                     (b)      The  sum of  five  hundred  thousand dollars
($500,000.00), without interest, on or before November 7, 1998, secured by a Letter of Credit from Nations Bank, N.A., in the form of the Letter of Credit attached hereto as Exhibit A.

                  SECTION 2.2       CLOSING

                  2.2.1 Closing Date. The closing of the sale and purchase of the Shares shall take place at the offices of Union Bank of Switzerland, New York Branch, 299 Park Avenue, New York, N.Y. 10171 on May 7, 1998 at 2:30 P.M., unless the parties hereto otherwise mutually shall agree. The time and date on which the closing hereunder occurs is herein called the "Closing."

                  2.2.2 Deliveries by UBS. At Closing, UBS will deliver the following to Telos:

                           Stock  certificates  representing  the Shares
accompanied by stock powers duly executed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to Telos good title to such Shares.

                  2.2.3 Deliveries by Telos. At Closing, Telos will deliver to UBS the following:

                           (a) By same day funds to a bank account designated in
advance by UBS, an amount equal to Five Million Dollars and 00/100 ($5,000,000.00).


                           (b) The  Letter of Credit for five  hundred  thousand
dollars and 00/100 ($500,000.00) attached hereto as Exhibit A.

                           (c) The  opinion  of counsel  referred  to in Section
2.6.2(d) hereof.

                  SECTION 2.3       REPRESENTATIONS AND WARRANTIES OF UBS

         UBS hereby represents and warrants to Telos the following:

                  2.3.1 No Encumbrance. UBS has good title to and has not sold, transferred or otherwise encumbered any of the Shares. The Shares represent all equity interests acquired by UBS in Telos, pursuant to or in connection with any of the following agreements, including any amendments, modifications, supplements or restructuring of any of such agreements or any debt or equity issued pursuant to such agreements: (i) $20,000,000 principal amount of Senior Exchange Notes due 1994 issued by C3, Inc. under an indenture dated as of November 21, 1989 between C3, Inc. and The Connecticut National Bank, as trustee (the "Trustee") and (ii) $45,747,000 principal amount of Senior Subordinated Exchange Notes due 1999 issued by C3, Inc. under an indenture dated as of November 21, 1989 between C3, Inc. and the Trustee.

                  2.3.2 Corporate Powers' Non-Contravention of Laws. UBS has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement. UBS has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by UBS and constitutes the legal, valid and binding obligation of UBS enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles. Neither the execution, delivery or performance by UBS of this Agreement nor compliance with any of the terms and provisions hereof, nor the consummation of any of the transactions contemplated hereby will contravene any law, statute, rule or regulation of the United States, New York or Luxembourg or any existing order, writ, injunction or decree of any governmental authority.

                  2.3.3 Brokers. UBS has not incurred any liability, contingent or otherwise, for any brokerage fee, commission or financial advisory fee in connection with the transactions contemplated by this Agreement.

                  2.3.4 Offering of the Shares. Neither UBS or any person authorized or employed by UBS as agent, broker, dealer or otherwise has offered the Shares for sale to, or solicited any offers to buy the Shares of UBS from, or otherwise approached or negotiated with respect thereto with, any person or persons other than Telos, and neither UBS nor any person acting on its behalf has taken any action (including without limitation any offer, issuance or sale of the Shares) which might subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

                  SECTION 2.4       REPRESENTATIONS AND WARRANTIES OF TELOS

         Telos hereby represents and warrants to UBS the following:

                  2.4.1 Organization and Good Standing; Business. Telos (i) is a corporation, duly organized and existing in good standing under the laws of Maryland with all requisite corporate power and authority to own its properties and conduct its business as now being conducted, (ii) is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where it conducts its business or owns or leases property.

                  2.4.2 Authority. Telos has full power and authority to enter into and perform this Agreement in accordance with its terms and has duly authorized, executed and delivered this Agreement, except to the extent as may be limited by bankruptcy, insolvency or similar laws and the exercise of judicial discretion in applying general principles of equity.

                  2.4.3 No Violation. The execution, delivery and performance of this Agreement by Telos does not and will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Telos or any law, regulation, order or similar governmental act applicable to Telos, (ii) conflict with, or result in the creation of any encumbrance, security interest, equity or right of others upon any of the properties or assets of Telos under any of the terms, conditions or provisions of any agreement, instrument or obligation to which Telos may be bound or affected or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Telos and its assets.

                  2.4.4 Consents. No consent, approval, permit or license from or filing with any governmental or regulatory authority or other person is required to be obtained or made by Telos in connection with the execution, delivery and performance by Telos of this Agreement.

                  2.4.5 No Defaults. Telos is (i) not in violation of any provision of its Certificate of Incorporation or By-Laws (or other analogous organizational documents) or in default under or in violation of any agreement, instrument or obligation to which it is a party or by which it is bound or to which any of its properties are subject and (ii) in compliance with all laws, regulations, governmental orders and other governmental action applicable to it or its business.

                  2.4.6 Brokers. Telos has not incurred any liability, contingent or otherwise, for any brokerage fee, commission or financial advisory fee (other than in favor of UBS or an affiliate of UBS) in connection with the transactions contemplated by this Agreement.

         SECTION 2.5       CONDITIONS TO CLOSING OF SHARE ACQUISITION

                  2.5.1 Conditions to Obligations of Telos. The obligations of Telos under Article II of this Agreement are subject to satisfaction or to waiver by Telos, on or prior to Closing, of each of the following conditions precedent:

                           (a)  Representations  and  Warranties;  Performance;
Certificate.  The  representations and  warranties  of UBS  contained  in
Article II of this Agreement or in any instrument, list, certificate or writing delivered to Telos pursuant to Article II of this Agreement shall be correct in all material respects on and as of Closing with the same effect as though made on and as of such date by reference to the facts and circumstances then existing; UBS shall have performed in all material respects each of their obligations and agreements hereunder to be performed by it pursuant to this
Article II at or prior to Closing.

                           (b)  Absence  of  Orders.  No order  shall  have been
issued by any court or other governmental body and not have expired or been lifted or dissolved, and no statute, rule or regulation shall be enacted or issued, that would have as an effect to restrain or prohibit consummation of the transactions contemplated by this Agreement.

                           (c)  Approvals. UBS shall have obtained all required
consents and approvals to the consummation of the transaction contemplated by this Agreement. UBS does not require the consent or approval of any third party in order to enter into and perform this Agreement.

                  2.6.2 Conditions to Obligations of UBS. The obligations of UBS under Article II of this Agreement are subject to satisfaction or to waiver by UBS, on or prior to Closing, of each of the following conditions precedent:

                           (a) Representations and Warranties;  Performance;
Certificate.  The representations and warranties  of  Telos  contained  in
Article II of this Agreement or in any instrument, list, certificate or writing delivered to UBS pursuant to Article II of this Agreement shall be correct in all material respects on and as of Closing with the same effect as though made on and as of such date by reference to the facts and circumstances then existing; Telos shall have performed in all material respects each of its obligations and agreements hereunder to be performed by it pursuant to this Article II at or prior to Closing.

                           (b)  Absence  of  Orders.  No order  shall  have been
issued by any court or other governmental body and not have expired or been lifted or dissolved, and no statute, rule or regulation shall be enacted or issued, that would have as an effect to restrain or prohibit consummation of the transactions contemplated by this Agreement.

                           (c) Approvals. Telos shall have obtained all required
consents and approvals to the consummation of the transaction contemplated by this Agreement. Executed counterpart copies of all consents referred to in the preceding sentence will be delivered to UBS at Closing.

                           (d)  Opinion  of Counsel  for  Telos.  UBS shall have
received an opinion of Telos' counsel, dated the date of the Closing, in form and substance satisfactory to UBS' counsel, to the effect that:

                                (i)  Telos is a corporation  duly  organized,
validly existing and in good standing under the laws of Maryland with the corporate power and authority to carry on its business;

                                (ii) all  corporate  and  other  proceedings
required by law, by the Certificate of Incorporation or By-Laws (or other analogous organizational documents) of Telos, or by the provisions of this Agreement to be taken by Telos in connection with the execution and delivery of this Agreement and/or the due consummation of the transactions contemplated by Article II hereby have been duly and validly taken;

                               (iii) neither the execution or delivery of this
Agreement  by UBS nor the consummation of the transactions  contemplated by
Article II hereby (A) violates any statute or law or any rule, regulation, order, judgment or decree of any court or governmental authority normally applicable to transactions of the type contemplated by this Agreement based on
such counsel's experience,  (B) violates or  conflicts   with  or   constitutes
a  default  under  the   Certificate  of Incorporation or By-Laws (or other
analogous organizational documents) of Telos, or  any  contract,   commitment,
agreement,   understanding,   arrangement  or restriction  of any kind to which
Telos is a party, or (C) will cause, or give any person valid grounds to cause, the maturity of any liability or obligation of UBS to be accelerated or will increase any such liability or obligation; and

                              (iv) this  Agreement  has been duly  executed  and
delivered by, and is a valid and binding obligation of Telos, enforceable against Telos in accordance with its respective terms, except that (a) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency or other laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                               (v) the repurchase by Telos of the Shares is
lawful under applicable Maryland law.

                                   ARTICLE III
                                  MISCELLANEOUS

                  SECTION 3.1 NOTICES
                              -------

                  Any notice, request, instruction or other document to be given under this Agreement after the date hereof by any party hereto to any other party shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, to the following persons and addresses, or to such other addresses or persons as any party may designate by written notice to the other parties:

                           (a)      UBS:
                                    Union Bank of Switzerland
                                    c/o Union Bank Switzerland
                                    New York Branch
                                    299 Park Avenue
                                    New York, New York 10171
                                    Attn: L. Thomas Sperry
                                    Phone: (212) 821-3308
                                    Facsimile: (212) 821-3008

                           (b) Union de Banques Suisses (Luxembourg) S.A. c/o Union Bank Switzerland
                                    299 Park Avenue
                                    New York, New York 10171
                                    Attn: L. Thomas Sperry
                                    Phone: (212) 821-3308
                                    Facsimile: (212) 821-3008

                           (b)      TELOS:
                                    William L.P. Brownley, V.P. and
                                    General Counsel
                                    Telos Corporation
                                    19886 Ashburn Road
                                    Ashburn, Virginia 20147
                                    Phone:  (703) 724-3645
                                    Facsimile: (703) 724-3855

                  SECTION 3.2       SURVIVAL OF RIGHTS
                                    ------------------

                  Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that (i) the rights and obligations of UBS hereunder are those of UBS and its legal successors, and accordingly that this Agreement will survive the merger of UBS and Swiss Bank Corporation ("SBC") and (ii) UBS and its affiliates may provide to SBC and its affiliates information related to the transactions contemplated hereby or other parties to said transactions for reasons related to such merger.

                  SECTION 3.3       INTERPRETATION AND GOVERNING LAW
                                    --------------------------------

                  When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa. The Article headings or titles and the tables of contents shall not define, limit, extend or interpret the scope of this Agreement or any particular Article. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of law provisions thereof.

                  SECTION 3.4       SEVERABILITY
                                    ------------

                  If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstances shall be held invalid, the remainder of this Agreement, or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall not be affected thereby.

                  SECTION 3.5       AGREEMENT IN COUNTERPARTS
                                    -------------------------

                  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the parties to one of such counterpart signature pages; all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                  SECTION 3.6       THIRD PARTIES
                                    -------------

                  The agreements, covenants and representations contained herein are for the benefit of the parties hereto inter se and are not for the benefit of any third parties.

                  SECTION 3.7       ENTIRE AGREEMENT
                                    ----------------

                  This Agreement and the documents referred to herein set forth all the covenants, promises, agreements, conditions and understandings among the parties herein, and there are no other covenants, promises, agreements, conditions or understandings, whether oral or written, among the parties hereto.

                  SECTION 3.8       ATTORNEYS' FEES
                                    ---------------

                  In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs necessarily incurred therein.

                  SECTION 3.9       ADDITIONAL DOCUMENTS
                                    --------------------

                  Each party hereto agrees to execute any and all documents, and to perform such other acts that may be necessary or expedient to further the purposes of this Agreement.

                  SECTION 3.10      EXHIBITS
                                    --------

                  All exhibits referred to in this Agreement are incorporated into and made a part of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written.


ATTEST OR WITNESS:                         TELOS CORPORATION, a Maryland
                                           corporation, formerly named
                                           and known as C3, Inc.


_________________________                   By: /s/ William L.P. Brownley

                                            Name: William L.P. Brownley

                                            Title: V.P. General Counsel



                                            UNION BANK OF SWITZERLAND


_________________________                   By:/s/ Bruce H. Mendelsohn

                                            Name:Bruce H. Mendelsohn

                                            Title: Attorney-In-Fact

_________________________                   By:/s/ M. Terri Reilly

                                            Name: M. Terri Reilly

                                            Title: Attorney-In-Fact



AGREED AND CONSENTED TO BY:

Union de Banques Suisses
(Luxembourg) S.A.

By:/s/ Bruce H. Mendelsohn

Name: Bruce H. Mendelsohn

Title: Attorney-In-Fact


By: /s/ N, Terri Reilly

Name: M. Terri Reilly

Title: Attorney-In-Fact